UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2008 (April 4, 2008)

QUICK-MED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27545	65-0797243
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 NW 4th Street Gainesville, Florida	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 835-2211

3427 SW 42nd Way, Gainesville, Florida 32608
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below.  The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

On April 4, 2008, Quick-Med Technologies, Inc. (the “Company”) and Mölnlycke Health Care AB (“MHC”) entered into a Joint Development Agreement (the “Agreement”) effective as of March 19, 2008.  Under the Agreement, the Company is engaged in the development of our technologies to be incorporated in certain medical health care products manufactured by MHC.  In consideration for the development activities, MHC will pay the Company $90,000 during the term of the Agreement, which will conclude on the earlier of (i) June 30, 2008 or (ii) the date the Company and MHC execute a License Agreement covering the know-how and patents that are the subject of the Agreement.

There are no material relationships between the Company or its affiliates and any of the parties to the Agreement, other than with respect to the Agreement.

Item 9.01                                Financial Statements and Exhibits

(c)           Exhibits.

Exh. No.                                Description

10.1.
Joint Development Agreement by and between Quick Med Technologies, Inc. and Mölnlycke Health Care AB dated April 4, 2008.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICK-MED TECHNOLOGIES, INC.
(Registrant)

Date: April 9, 2008
/s/ Nam H. Nguyen
Nam H. Nguyen, Chief Financial Officer